Execution Version

THE INDEBTEDNESS GOVERNED HEREBY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF SUCH INDEBTEDNESS, THE HOLDER OF THIS NOTE SHOULD CONTACT THE CHIEF EXECUTIVE OFFICER OF SIX THIRTY AI, LLC AT 5473 BLAIR ROAD, SUITE 100 PMB 553663, DALLAS, TX 7523, WHO WILL MAKE SUCH INFORMATION AVAILABLE.

LOAN AND guaranty AGREEMENT
This LOAN AND guaranty AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of June 30, 2026 (the “Closing Date”) is entered into by and among Six Thirty AI, LLC, a Delaware limited liability company (“Borrower Representative” and collectively with each other Person from time to time party hereto as a borrower, the “Borrowers”, and each, a “Borrower”), each party from time to time party hereto as a guarantor (collectively, the “Guarantors” and each, a “Guarantor”), and YA II PN, LTD., in its capacity as lender, and each other lender from time to time a party hereto (collectively, the “Lenders”, and each, a “Lender”), and YA II PN, LTD., as administrative agent and collateral agent for Lenders (in such capacity, together with its successors, “Agent”).
AGREEMENT
The parties hereto hereby agree as follows:
1.
ACCOUNTING AND OTHER TERMS
Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. The word “will” shall be construed to have the same meaning and effect as the word “shall.”   The words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement.  For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person.

2.
LOAN AND TERMS OF PAYMENT
2.1
Promise to Pay. Each Borrower hereby unconditionally promises to pay each Lender, ratably, the outstanding principal amount of all Term Loans, accrued and unpaid interest, fees and charges thereon and to pay all Obligations as and when due in accordance with this Agreement.
2.2
Availability and Repayment of the Term Loans.
(a)
Term Loan.  Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance on the Closing Date in principal amount equal to its Term Loan Commitment less the Original Issue Discount. Each Lender’s Term Loan Commitment shall terminate upon the funding of the Term Loans on the Closing Date. For greater certainty, the Original Issue Discount shall be deemed to be part of the outstanding principal balance of the Term Loans.
(b)
[Reserved].
(c)
Use of Proceeds. Borrowers shall use the proceeds of the Term Loans solely to fund the Borrower’s investment in the BGDE Preferred Stock and to pay related fees and expenses.
(d)
Repayment.  The Term Loans shall not bear interest except as provided in Section 2.3. No scheduled principal amortization payments shall be due prior to the Term Loan Maturity Date, except as provided in this Section 2.2(d). The entire outstanding principal amount of the Term Loans, together with all other Obligations, including any fees and other sums due hereunder, shall be due and payable in full on the Term Loan Maturity Date, unless earlier exchanged pursuant to Section 2.7, prepaid or redeemed pursuant to Section 2.2(f), or accelerated in accordance with this Agreement. No amount of the Term Loans that is repaid by Borrowers hereunder may be reborrowed.
(i)
Definitions. “Floor Price,” “Trading Day,” and “VWAP” have the meanings given to such terms in the Certificate of Designations. “Amortization Payment” means, as of any Amortization Payment Date, an amount equal to the Outstanding Principal divided by the number of calendar months then remaining until the Term Loan Maturity Date (including, for the avoidance of doubt, any partial month in which the applicable Trigger Period occurs and the month in which the Term Loan Maturity Date occurs). “Amortization Payment Date” means the last Business Day of each calendar month. “Outstanding Principal” means the unpaid principal amount of the Term Loans as of the date of the Amortization Payment. “Trigger Period” means any period of seven (7) consecutive Trading Days during which the daily VWAP of the Common Stock is less than or equal to the Floor Price. “Resumption Period” means any period of twenty (20) consecutive Trading Days during which the daily VWAP of the BGDE Common Stock is greater than the Floor Price.

(ii)
Trigger for Amortization. If the BGDE Common Stock has a Trigger Period , then, the Borrowers shall be required to make an Amortization Payment on the Amortization Payment Date occurring immediately after such Trigger Period, and on every Amortization Payment Date occurring thereafter, until the earlier to occur of (x) the date after the Resumption Period and (y) the maturity of the Term Loans (whether by acceleration or otherwise) in accordance with the terms of this Agreement.
(iii)
Resumption. Once the Borrowers demonstrate that a Resumption Period has occurred with respect to any applicable Trigger Period, (A) Amortization Payments shall cease to be required and (B) the first calendar month in which no Amortization Payment will be due shall be the calendar month immediately following the month in which the last Trading Day of the applicable Resumption Period occurs.
(iv)
Multiple Trigger Events. The parties acknowledge that Trigger Periods and Resumption Periods may occur multiple times. The obligations to make Amortization Payments shall commence and cease as set forth herein each time a Trigger Period and Resumption Period occur, respectively.
(v)
Determination of Price. For purposes of determining whether the BGDE Common Stock has traded at or below the Floor Price for a Trading Day, the parties shall use the VWAP of the BGDE Common Stock on that Trading Day. If VWAP is unavailable for a Trading Day, the closing price on the principal market shall be used.
(vi)
Notice; Certificate of Calculation. Within five (5) Business Days after the occurrence of any Trigger Period or Resumption Period, the Borrowers shall deliver to the Agent a notice stating (i) whether a Trigger Period (or Resumption Period) has occurred, (ii) the computation of the Amortization Payment (if any), (iii) the Outstanding Principal used for the computation, and (iv) the date(s) used in the determination and the data source(s) for the VWAP or closing prices.
(vii)
Remedies. Failure to make any Amortization Payment when due shall constitute an Event of Default under Section 7.1.
(e)
Mandatory Prepayment Upon an Acceleration. If (x) the Term Loans are accelerated following the occurrence and during the continuance of an Event of Default or (y) there occurs a Change in Control, Borrowers shall immediately pay to Lenders in cash, unless in the case of clause (y) prepayment is waived by the Lenders in their sole discretion, an amount equal to the sum of:
(i)
all Lender Expenses (including cost or expense reimbursements), fees and indemnities then due to Agent and the Lenders under the Loan Documents; plus
(ii)
all outstanding principal plus accrued and unpaid interest thereon; plus
(iii)
a Redemption Premium equal to five percent (5%) of the principal amount of the Term Loans being redeemed (the “Redemption Premium”); plus
(iv)
all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(f)
Permitted Prepayment; Redemption.  Borrowers shall have the option, in their sole discretion, to redeem and prepay all or any portion of the outstanding principal amount of the Term Loans at any time prior to the Term Loan Maturity Date, provided Borrowers provide written notice to Agent of their election to redeem at least ten (10) days prior to such redemption, and pay, on the date of such redemption, to Lenders, ratably, an amount equal to the sum of:
(i)
all Lender Expenses (including cost or expense reimbursements), fees and indemnities then due to Agent and the Lenders under the Loan Documents; plus
(ii)
all outstanding principal of the portion of the Term Loans being redeemed plus accrued and unpaid interest thereon; plus
(iii)
the Redemption Premium; plus
(iv)
all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.
2.3
Interest.
(a)
Interest Rate.  Subject to Section 2.3(b) and Section 2.3(e), (i) the outstanding principal amount of the Term Loans shall accrue interest from and including the Closing Date to, but excluding, the date such Term Loan is repaid in full at rate equal to the Applicable Rate, and (ii) Borrowers shall pay accrued interest on the outstanding principal amount of the Term Loans in arrears in cash on each Payment Date and on the Term Loan Maturity Date.
(b)
Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default, all outstanding Obligations shall bear interest at a rate equal to eighteen percent (18%) per annum (the “Default Rate”). Fees, expenses and all other amounts which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at the Default Rate. Payment or acceptance of the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies pursuant to the Loan Documents. Each Borrower agrees that interest at the Default Rate is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an Event of Default and that the Default Rate is not a penalty.
(c)
Payment; Interest Computation.  Accrued interest on the Term Loans shall be due and payable in cash on each Payment Date, commencing on the first Payment Date after the Closing Date, and continuing on each successive Payment Date and on the Term Loan Maturity Date. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. Each determination of an interest rate by Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers absent manifest error. In computing interest, (i) all payments received after 4:00 p.m. Eastern Time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Loan shall be included and the date of payment shall be excluded.

(d)
[Reserved].
(e)
Maximum Interest.  Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to or for the benefit of Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows:  first, to the payment of principal outstanding in respect of the Term Loans; second, after all principal is repaid, to the payment of accrued interest, third, to the payment of Lender Expenses and any other Obligations; and fourth, after all Obligations are repaid, the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto, provided that amounts payable to Lenders, shall be paid ratably.
2.4
Original Issue Discount; Commitment Fee.
(a)
The Term Loans will be funded with an original issue discount equal to ten percent (10%) of the principal amount of the Term Loans, or $1,670,000 (the “Original Issue Discount”), reflecting a purchase price of ninety percent (90%) of the principal amount. The Borrowers acknowledge and agree that the Original Issue Discount is not a fee for services, but compensation to the Lenders for the foregone use of money. All Original Issue Discount shall be fully earned by the Lenders on the date the Term Loans are funded.
(b)
The BGDE Warrants shall be transferred and assigned to the Lenders ratably on the Closing Date as a commitment fee.
2.5
Payments; Application of Payments; Withholding.
(a)
All payments to be made by Loan Parties under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 5:00 p.m. Eastern Time on the date when due. Payments of principal and/or interest received after 5:00 p.m. Eastern Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.
(b)
No Loan Party shall have a right to specify the order or the loan accounts to which a Lender shall allocate or apply any payments made by a Loan Party to or for the benefit of such Lender or otherwise received by such Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement.
(c)
The parties hereto hereby agree to the terms and conditions set forth on Schedule 3 hereto.

2.6
Promissory Notes.  Borrowers agree that:  (a) on the Closing Date the Borrowers shall deliver a promissory note to each Lender that has made a Term Loan to evidence the Term Loans and other Obligations owing or payable to such Lender, in substantially the form attached hereto as Exhibit C, and (b) upon any Lender’s written request, and in any event within three (3) Business Days of any such request, the Borrowers shall execute and deliver to such Lender new notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate outstanding principal amount of the Term Loans made by such Lender. Whether or not any such promissory notes are issued, this Agreement shall nonetheless evidence the Term Loans and other Obligations owing or payable by Borrowers to each Lender.
2.7
Exchange Right; Settlement in Equity.
(a)
Exchange Right. At any time following the satisfaction of the conditions set forth herein and prior to repayment in full of the Term Loans, each Lender shall have the right, but not the obligation, upon written notice to the Borrower Representative, to exchange all or any portion of the Obligations (including principal, accrued and unpaid interest, the Redemption Premium, Lender Expenses, fees and all other amounts owed or that may become owed under the Loan Documents) for shares of BGDE Preferred Stock (the “Exchange Shares”). The number of Exchange Shares issuable upon any such exchange shall be determined by dividing (i) the aggregate amount of the Obligations being exchanged by (ii) the Face Amount of the BGDE Preferred Stock. Upon any such exchange, the corresponding amount of the Obligations so exchanged shall be deemed satisfied and cancelled.
(b)
Partial Satisfaction; Cancellation. Each exchange or settlement in equity pursuant to this Section 2.7 shall constitute satisfaction and cancellation of the exchanged or settled portion of the Obligations on a dollar-for-dollar basis, and the outstanding principal balance of the Term Loans shall be reduced accordingly. Agent shall record each such exchange or settlement in the Register, which entries shall be conclusive absent manifest error, and no such exchange or settlement shall relieve the Borrowers of any Obligations that are not thereby satisfied in full.
(c)
Collateral Release Upon Exchange. Upon, and solely to the extent of, the satisfaction and cancellation of Obligations pursuant to an exchange under this Section 2.7 or a settlement in equity under Section 2.7(d), the Lien of Agent on the Collateral shall be released only in accordance with, and to the extent expressly provided in, the Security Agreement. No partial exchange or partial settlement in equity shall require the release of any Collateral except to the extent the related Obligations have been satisfied in full, and Agent’s first priority Lien shall continue in all remaining Collateral securing the unsatisfied Obligations. Agent and the Borrowers shall coordinate any release of Collateral with the corresponding partial satisfaction of the Obligations as provided in the Security Agreement.
(d)
Settlement Using Pledged BGDE Securities. In lieu of, or in addition to, an exchange for Exchange Shares, the Lenders may elect to apply, in satisfaction of all or any portion of the Obligations, the BGDE Preferred Stock (or the BGDE Common Stock issuable upon conversion thereof) constituting Collateral, at a value determined in accordance with the documentation governing the BGDE Preferred Stock, in each case subject to the transfer and resale restrictions applicable to such restricted securities.

3.
CONDITIONS OF LOANS
3.1
Conditions Precedent to the Term Loans.  Each Lender’s obligation to make the Term Loans is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Agent and the Required Lenders or waived by the Required Lenders in their sole discretion, such documents, and completion of such other matters and satisfaction of such conditions, as Agent and the Required Lenders may reasonably deem necessary or appropriate, including, without limitation:
(a)
duly executed signatures to this Agreement;
(b)
duly executed signatures to the Security Agreement;
(c)
duly executed signatures to the Membership Interest Pledge Agreement;
(d)
duly executed signatures to the Letter Agreement;
(e)
original certificates representing the pledged BGDE Preferred Stock, accompanied by stock powers or other instruments of transfer duly executed in blank;
(f)
duly executed assignment of the BGDE Warrants in favor of Agent, for the ratable benefit of Lenders;
(g)
evidence that the Certificate of Designations, Securities Purchase Agreement, form of warrant, registration rights agreement and other Preferred Stock Documents governing the BGDE Preferred Stock are each in form and substance satisfactory to Agent and that the Preferred Stock Documents (i) provide that the BGDE Preferred Stock is classified as equity, and not as a liability, and that the conversion feature thereof does not create a derivative liability that would reduce the stockholders’ equity of Big Digital Energy, Inc. below $5,000,000, and (ii) contain a representation as to, and a covenant of Big Digital Energy, Inc. to maintain as of the last day of each fiscal quarter, stockholders’ equity of at least $5,000,000, in each case in form and substance satisfactory to Agent; and any determination of the existence or amount of any derivative or other liability arising from the BGDE Preferred Stock or its conversion feature shall be confirmed in writing by the independent auditor of Big Digital Energy, Inc.;
(h)
a pro forma calculation from Big Digital Energy, Inc., certified by a Responsible Officer thereof, demonstrating that, after giving effect to the issuance of the BGDE Preferred Stock and the related investment, the stockholders’ equity of Big Digital Energy, Inc. is at least $5,000,000;
(i)
a certificate of each Loan Party, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, (ii) resolutions duly approved by the Board (or the equivalent governing body), (iii) any resolutions, consent or waiver duly approved by the requisite holders of such Loan Party’s Equity Interests, if applicable, and (iv) a schedule of incumbency;
(j)
the Perfection Certificate of Borrower Representative, together with the duly executed signature thereto;

(k)
a legal opinion of counsel to the Loan Parties, in form and substance reasonably satisfactory to Agent and the Required Lenders;
(l)
payment of Lender Expenses then due;
(m)
[any intercreditor agreements, Subordination Agreements, or payoff letters required by the Agent];
(n)
the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the Closing Date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;
(o)
no Default or Event of Default shall have occurred and be continuing or result from the Loan; and
(p)
each document (including any UCC (or similar) financing statement) required by any Security Document or under applicable requirements of Law to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document, shall be in proper form for filing, registration or recordation.
3.2
Covenant to Deliver.  Each Loan Party agrees to deliver each item required to be delivered under this Agreement as a condition precedent to the Loan. Each Loan Party expressly agrees that if the Term Loans are made prior to the receipt of any such item, the making of the Term Loans shall not constitute a waiver by Agent or the Lenders of any Loan Party’s obligation to deliver such item, and the making of the Term Loans in the absence of a required item shall be in Agent’s and the Required Lender’s sole discretion.
3.3
Conditions Subsequent to the Term Loans. Notwithstanding anything contained herein or the other Loan Documents to the contrary, each Loan Party agrees to deliver the items set forth on Schedule 3.3 hereto within the timeframe set forth therein. The Agent, by instrument in writing, may, in its sole and absolute discretion, extend any deadline for completion of any requirement in Schedule 3.3.
4.
REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants as follows:
4.1
Due Organization, Authorization; Power and Authority.

(a)
Each Loan Party is duly organized or formed, validly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property require that they be qualified. Each Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party. In connection with this Agreement, Borrower Representative has delivered to Agent a completed certificate signed by Borrower Representative entitled “Perfection Certificate”. Except to the extent Borrower Representative has provided notice of a legal name change in accordance with Section 6.2, (i) each Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) each Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth each Borrower’s organizational identification number or accurately states that such Borrower has none; (iv) the Perfection Certificate accurately sets forth each Borrower’s place of business, or, if more than one, its chief executive office or principal place of business as well as such Borrower’s mailing address (if different than its chief executive office or principal place of business); (v) except as set forth in the Perfection Certificate, each Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to each Borrower and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that each Borrower may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement).
(b)
The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect and the filing of any financing statements contemplated by the Loan Documents), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound.
(c)
This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.
4.2
Collateral.
(a)
Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the applicable Loan Documents to which it is a party, free and clear of any and all Liens except Permitted Liens.

(b)
Except for the Collateral Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 5.5, no Borrower has any Collateral Accounts at or with any bank, broker or other financial institution, and each Borrower has taken such actions as are necessary to give Agent a perfected security interest therein as required pursuant to the terms of the applicable Loan Documents.
(c)
The Collateral is located only at the locations identified in the Perfection Certificate and other Permitted Locations. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate.
(d)
Each Borrower is the sole owner of the Intellectual Property which it owns or purports to own and which is material to its business except for (i) open-source software and (ii) over-the-counter software that is commercially available to the public. No claim has been made that any part of the Intellectual Property violates the rights of any third party.
4.3
Accounts; Material Agreements.  The Accounts that are outstanding are bona fide existing obligations. The property or services giving rise to such Accounts have been delivered or rendered. The material agreements to which any Borrower or any of its Subsidiaries is a party is in good standing and in full force and effect and no Borrower is in material breach with respect thereto.  No material customer or supplier has terminated or significantly reduced its business with any Borrower or communicated in writing its intent to do so to any Borrower or any of its Subsidiaries.
4.4
Litigation and Proceedings.  Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 5.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Loan Party or any of its Subsidiaries, officers or directors which, individually or in the aggregate for all related proceedings, could reasonably be expected to result in liability or damages in excess of $100,000.
4.5
Financial Statements; Financial Condition. All consolidated and consolidating financial statements for the Borrowers and each of their Subsidiaries delivered to Agent fairly present in all material respects the consolidated and consolidating financial condition and results of operations of the Borrowers and each of their Subsidiaries as of the respective dates and for the respective periods then ended, and there are no material liabilities (including any contingent liabilities) which are not reflected in such financial statements. There has not been any material deterioration in the consolidated and consolidating financial condition of the Borrowers and each of their Subsidiaries or the Collateral since the date of the most recent financial statements submitted to Agent.

4.6
Solvency.  The fair salable value of the assets of the Borrowers and each of their Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of the Borrowers’ and each of their Subsidiaries, on a consolidated basis; no Borrower is left with unreasonably small capital after the transactions in this Agreement; and, after giving effect to the Term Loans, the Borrowers and each of their Subsidiaries, on a consolidated basis, are able to pay their debts (including trade debts) as they mature in the Ordinary Course of Business.
4.7
Consents; Approvals.  Each Loan Party and each of its Subsidiaries have obtained all third party consents, approvals, waivers, made all declarations or filings with, given all notices to, and obtained all consents, licenses, permits or other approvals from all Governmental Authorities that are necessary (i) to enter into the Loan Documents and consummate the transactions contemplated thereby, and (ii) to continue their respective businesses as currently conducted.
4.8
Subsidiaries; Investments.  No Borrower has any Subsidiaries, except as noted on the Perfection Certificate or as disclosed to Agent pursuant to Section 5.9 below. No Borrower owns any stock, partnership, or other ownership interest or other Equity Interests except for Permitted Investments.
4.9
Tax Returns and Payments. Except as set forth on Schedule 4.9, each Loan Party and each of its Subsidiaries have timely filed all required material tax returns and reports (or appropriate extensions therefor), and such Loan Party and each of its Subsidiaries has timely paid all foreign, federal, state and local Taxes, assessments, deposits and contributions owed by such Loan Party or such Subsidiary, as applicable. As of the date hereof, no Loan Party is aware of any claims or adjustments proposed for any prior tax years of any Loan Party or any of its Subsidiaries which would be reasonably likely to result in a material amount of additional Taxes becoming due and payable by a Loan Party or any of its Subsidiaries.
4.10
Shares.  Each Borrower has full power and authority to create a first lien on the Shares owned by such Borrower and no disability or contractual obligation exists that would prohibit such Borrower from pledging the Shares pursuant to this Agreement. There are no subscriptions, warrants (other than the Warrants), rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued and are fully paid and non‑assessable. The Shares are not the subject of any present or, to such Borrower’s knowledge, threatened in writing suit, action, arbitration, administrative or other proceeding, and such Borrower knows of no reasonable grounds for the institution of any such proceedings.
4.11
Compliance.
(a)
Each of the Borrower and its Subsidiaries is in compliance with the requirements of all laws (including all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)
No Borrower or Subsidiary is required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940 as amended.

(c)
No Borrower or Subsidiary of a Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Term Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Term Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. Further and for the avoidance of doubt, no Borrower or Subsidiary of a Borrower currently owns any Margin Stock.
(d)
Neither the making of the Term Loans hereunder nor Loan Parties’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  No Loan Party, nor any of their Subsidiaries, nor, to the Borrower Representative’s knowledge, any Affiliate of any Loan Party or of any of their Subsidiaries, nor any controlling holder of Equity Interests of any of the foregoing (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions laws of any other Governmental Authority including of any other applicable jurisdiction, (ii) is a resident of any country that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages in any dealings or transactions, or is otherwise associated, with any such Person.
(e)
Each Loan Party and their Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.  No part of the proceeds from the Term Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or similar laws of any other Governmental Authority including of any other applicable jurisdiction.
4.12
ERISA Compliance
.

(a)
Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the IRC and other federal or state Laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the IRC has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the IRC and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the IRC, or an application for such a letter is currently being processed by the Internal Revenue Service, and, to the knowledge of the Borrower Representative, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)
There are no pending or, to the knowledge of the Borrower Representative, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(c)
No ERISA Event has occurred, and neither the Borrower Representative nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(d)
The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by a material amount. As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero.
(e)
To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of the Borrowers or any Subsidiary, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by a material amount, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.
4.13
Environmental Matters
. Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither any Borrower nor any Subsidiary (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) knows of any basis for any permit, license or other approval required under any Environmental Law to be revoked, canceled, limited, terminated, modified, appealed or otherwise challenged, (c) has or could reasonably be expected to become subject to any Environmental Liability, (d) has received notice of any claim, complaint, proceeding, investigation or inquiry with respect to any Environmental Liability (and no such claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of the Borrower Representative, is threatened or contemplated) or (e) knows of any facts, events or circumstances that could give rise to any basis for any Environmental Liability of any Borrower or any Subsidiary.
4.14
Full Disclosure. No written representation, warranty or other statement of a Loan Party or any of its Subsidiaries in any certificate or written statement by or on behalf of a Loan Party or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements, taken as a whole, not materially misleading in light of the circumstances under which they were made.
4.15
BGDE Shareholder Equity.  To the knowledge of the Borrower, after giving effect to the issuance of the BGDE Preferred Stock and the Borrower’s investment therein, the stockholders’ equity of Big Digital Energy, Inc. is at least $5,000,000, as reflected in the pro forma calculation delivered pursuant to Section 3.1., and BGDE shall otherwise satisfy the continued listing requirements of the Nasdaq Capital Market. The BGDE Preferred Stock is classified as equity, and not as a liability, and the conversion feature thereof does not create a derivative liability that would reduce its stockholders’ equity below $5,000,000.
5.
AFFIRMATIVE COVENANTS
Each Loan Party shall do all of the following:
5.1
Compliance. Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject in all material respects; obtain all of the material Governmental Approvals required in connection with such Borrower’s business and for the performance by each Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest in accordance therewith, and comply, in all material respects, with the terms and conditions with respect to such Governmental Approvals. Each Borrower shall preserve the good will of customers, suppliers, employees, contractors, service providers and others having business relations with such Borrower, except where the Borrower Representative or any Subsidiary determines in good faith that such action or preservation is not in the best interests of the Borrower Representative or such Subsidiary and is not materially disadvantageous to the Lenders.
5.2
Financial Statements, Reports, Certificates. Provide Agent with the following:

(a)
Monthly Financial Statements.  Within forty-five (45) days after the last day of each of calendar month, a company prepared unaudited consolidated and consolidating balance sheet, income statement and statement of cash flows covering the Borrowers and each of their Subsidiaries’ operations for such calendar month, in form reasonably acceptable to Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments, or in accordance with such other principles or methods as are acceptable to Agent in its Permitted Discretion.
(b)
Quarterly Financial Statements.  Within sixty (60) days after the last day of each fiscal quarter, a company prepared unaudited consolidated and consolidating balance sheet, income statement and statement of cash flows covering the Borrowers and each of their Subsidiaries’ operations for such fiscal quarter, in form reasonably acceptable to Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments, or in accordance with such other principles or methods as are acceptable to Agent in its Permitted Discretion.
(c)
Annual Financial Statements. As soon as available, but no later than one hundred and twenty (120) days after the last day of Borrower Representative’s fiscal year unaudited consolidated financial statements prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, or in accordance with such other principles or methods as are acceptable to Agent in its Permitted Discretion.
(d)
Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in clauses (a), (b) and (c) of this Section 5.2, a duly completed Compliance Certificate signed by a Responsible Officer.
(e)
[Reserved].
(f)
Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries that could reasonably result in damages or costs to any Loan Party or any of its Subsidiaries, individually or in the aggregate for all proceedings, of Two Hundred Thousand dollars ($200,000) or more, or of any Loan Party or any of its Subsidiaries taking or threatening legal action in writing against any third person with respect to a material claim that could reasonably result in damages or costs against such third party of Two Hundred Thousand dollars ($200,000) or more, and with respect to any such pending action or threatened action in writing, a prompt report of any material development with respect thereto.
(g)
[Reserved].
(h)
Bank Account Statements.  Together with the monthly financial statements delivered in accordance with subsection (a) above, a copy of the most recent account statement, with transaction detail, for each Deposit Account or Securities Account of a Loan Party or any of its Subsidiaries, or within three (3) days, upon Agent’s request, evidence satisfactory to Agent of the balance maintained in any such Deposit Account or Securities Account.

(i)
Board and Committee Materials.  At the same time and in the same manner as it gives to the members of any Loan Party’s Board, or any committee or subcommittee, copies of all materials that the equityholders of Borrower Representative provide to their respective Board (or such committee, subcommittee or advisory board) in connection with meetings of any Loan Party’s Board (or such committee, subcommittee or advisory board), including any reports with respect to Loan Parties’ operations or performance, and after receiving the requisite internal approvals, approved minutes of such meetings; provided, however, the foregoing may be subject to such exclusions and redactions as necessary in order to (A) preserve the confidentiality of (i) highly sensitive proprietary information and (ii) other information that if disclosed would reasonably be expected to result in a conflict of interest between Loan Parties and a Secured Party, or (B) prevent impairment of the attorney client privilege with respect to pending or threatened litigation.
(j)
Notices to or from other holders of Indebtedness. Promptly after the furnishing thereof, copies of any material request or notice received by a Borrower or any Subsidiary, or any statement or report furnished by a Borrower or any Subsidiary to any holder of debt securities of a Borrower or any Subsidiary, pursuant to the terms of any indenture, loan or credit or similar agreement.
(k)
Notice of Defaults. A prompt report of any occurrence of any Default or Event of Default.
(l)
ERISA Events. A prompt report of the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding Two Hundred Thousand dollars ($200,000) .
(m)
Accounting Practices. A prompt report of any material change in accounting or financial reporting practices by a Borrower or any Subsidiary.
(n)
Material Adverse Effect. A prompt report of any matter or development that has had or could reasonably be expected to have a Material Adverse Effect.
(o)
Triggering Event. Immediately notify the Agent of the occurrence of a Triggering Event under the BDGE Preferred Stock, including any failure of Big Digital Energy, Inc. to maintain stockholder’s equity of at least $5,000,000.
(p)
Notices under BGDE Preferred Stock. Immediately upon receipt thereof, copies of all notices and other communications delivered by BDGE to the Borrower Representative or by the Borrower Representative to BGDE under the Preferred Stock Documents (in each case, to the extent not constituting material non-public information).
5.3
Taxes; Pensions.  Timely file, and cause each of its Subsidiaries to timely file (in each case, unless subject to a valid extension), all required Tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state, and material local Taxes, assessments, deposits and contributions owed by such Loan Party and each of its Subsidiaries (except for those Taxes, assessments, deposits and contributions being contested in good faith and for which such Loan Party or Subsidiary maintains adequate reserves on its books) and shall deliver to Agent, on written demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present Plans, including Pension Plans, in accordance with their terms.

5.4
Insurance.  Keep, and cause each Subsidiary to keep, its business and the Collateral insured for risks and in amounts standard for companies in the Loan Parties’ industry and location and as Agent may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of any Loan Party, and in amounts that are reasonably satisfactory to Agent.
5.5
Deposit and Securities Accounts.  (i) Maintain Collateral Accounts only at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered and cause all Collateral Accounts (other than Excluded Accounts) to be subject to an Account Control Agreement; and (ii) maintain and provide view-only online access to Agent for each Deposit Account and Securities Account of each Loan Party and their Subsidiaries, in form and substance reasonably satisfactory to Agent, promptly for all such accounts that exist as of the Closing Date, and no later than ten (10) Business Days following the establishment of each such account after the Closing Date.
5.6
Intellectual Property.  Protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; promptly advise Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business; resolve any written claim of infringement; and not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.
5.7
Litigation Cooperation. From the Closing Date and continuing through the termination of this Agreement, make available to Agent and any Lender, without expense to Agent or any Lender, as applicable, each Loan Party and its officers, employees and agents and each Loan Party’s books and records, to the extent that Agent or any Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent or any Lender with respect to any Collateral or relating to any Loan Party or any other matter arising in connection with the Loan.
5.8
Access to Collateral; Books and Records. Allow Agent, or its respective agents, to inspect the Collateral and audit and copy such Loan Party’s Books.  Such inspections or audits shall be conducted upon reasonable prior written notice, during normal business hours and no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Agent shall determine is necessary. The reasonable costs associated with a third party retained to conduct the foregoing inspections and audits shall be at Borrowers’ expense, provided that, Agent shall, at the request of Borrower Representative, notify Borrower Representative of the estimated fees to be incurred in connection therewith prior to each such engagement.
5.9
Joinder of Subsidiaries.

(a)
After such time as a Loan Party or any of its Subsidiaries forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, or is the subject of a Division, or at any time upon prior written request of Agent with respect to any Subsidiary whether existing as of the Closing Date or thereafter created or acquired: (a) promptly, and in any event within thirty (30) days after creation, acquisition, Division or request, as applicable, provide written notice to Agent together with certified copies of the Operating Documents for such Subsidiary (or in case of a Division, the Person(s) resulting from such Division), and (b) promptly, and in any event within thirty (30) days after formation or creation, or upon Agent’s prior written request, as applicable: (i) take all such action as may be reasonably required by Agent to cause the applicable Subsidiary (or in case of a Division, the Person(s) resulting from such Division) to either: (A) provide a joinder to this Agreement pursuant to which such Subsidiary or Person resulting from a Division becomes a Borrower hereunder, or (B) guarantee the Obligations of Borrowers under the Loan Documents and, in any case, grant a security interest in and to substantially all assets of such Subsidiary or Person resulting from a Division, in each case together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Agent, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien, subject to Permitted Liens in and to the assets of such Subsidiary or Person resulting from a Division), and (ii) and to pledge all of the direct or beneficial Equity Interests in such Subsidiary or Person resulting from a Division.  Any document, agreement, or instrument executed or issued pursuant to this Section 5.9 shall be a Loan Document.
(b)
Loan Parties shall not permit Subsidiaries which are not Loan Parties, in the aggregate to maintain (i) cash and other assets with an aggregate value for all such Subsidiaries in excess of two percent (2.0%) of consolidated assets, (ii) revenue in excess of two percent (2.0%) of consolidated revenues for any twelve month period then ended, (iii) any Intellectual Property, or (iv) any contracts which are material to the business of Loan Parties and their Subsidiaries as a whole, without causing one or more of such Subsidiaries to enter into a joinder or guaranty in form satisfactory to Agent with respect to the Obligations and grant a security interest in and to substantially all assets of such Subsidiary, in each case together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Agent, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien, subject to Permitted Liens in and to the assets of such Subsidiary) as Agent may request within fifteen days (or such other period as Agent may agree in writing), such that compliance with clauses (i) through (iv) shall be restored.
5.10
Management Rights.  Upon reasonable advance written notice to Borrower’s Representative, any representative of Agent shall have the right to meet with management and officers of Loan Parties during normal business hours to discuss Loan Parties’ books of account and records.  In addition, Agent shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Loan Parties concerning significant business issues affecting Loan Parties.
5.11
Further Assurances.  Execute any further instruments and take further action as Agent may reasonably request to effect the purposes of this Agreement and the other Loan Documents.
5.12
[Reserved.]
5.13
[Reserved.]
5.14
Pledged BGDE Securities; Perfection; Restricted Securities.

(a)
Delivery and Possession. The Borrowers shall cause all BGDE Preferred Stock constituting Collateral, to the extent certificated, to be delivered to Agent on the Closing Date (or, if acquired thereafter, promptly upon acquisition), accompanied by stock powers or other instruments of transfer duly executed in blank.
(b)
Conversion to Common; Book-Entry Control. If any BGDE Preferred Stock is converted into BGDE Common Stock, the Borrowers shall, with respect to any such BGDE Common Stock held in book-entry or uncertificated form, take all actions reasonably requested by Agent to cause the Agent to have a first priority perfected security interest therein, including to perfect Agent’s security interest by control and cause the issuer and its transfer agent to enter into an issuer or transfer-agent control arrangement (or effecting delivery through customary DTC arrangements) reasonably satisfactory to Agent, and shall promptly deliver to Agent the certificates, accompanied by stock powers executed in blank, for any such converted shares that are certificated.
(c)
Restricted Securities; Registration. The Borrowers acknowledge that the BGDE Preferred Stock and the underlying BGDE Common Stock are “restricted securities” subject to a resale registration process and customary transfer restrictions. The Borrowers shall use commercially reasonable efforts to cause Big Digital Energy, Inc. to (i) register the resale of the underlying BGDE Common Stock pursuant to an effective registration statement and maintain such effectiveness until such shares may be sold without restriction pursuant to Rule 144, and (ii) cooperate to remove restrictive legends when permitted, in each case consistent with the registration rights applicable to the BGDE Preferred Stock.
(d)
Voting; Remedies Subject to Restrictions. For the avoidance of doubt, the exercise of voting rights, consent rights and remedies with respect to the pledged BGDE securities shall at all times be subject to the Ownership Limitation, the Exchange Cap and the transfer and resale restrictions applicable to such restricted securities, and Agent shall not be required to take, and may decline to take, any action with respect to such Collateral that would violate such restrictions or applicable securities laws.
6.
NEGATIVE COVENANTS
No Loan Party shall do any of the following:
6.1
Dispositions.  Dispose of all or any part of its business or property (including, for the avoidance of doubt, to any Subsidiary that is not a Loan Party), except for Permitted Transfers.
6.2
Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in any business other than the businesses currently engaged in by such Person, as applicable, or any line of business reasonably complimentary, ancillary or otherwise related thereto; (b) cease doing business, or liquidate or dissolve; or (c) without at least ten (10) days prior written notice to Agent (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, (iv) change its organizational number (if any) assigned by its jurisdiction of organization, or (v) change its chief executive office or principal place of business.

6.3
Mergers or Acquisitions.  Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person or business line of another Person (including, without limitation, by the formation of any Subsidiary) or enter into any agreement to do any of the same, provided that a Subsidiary may amalgamate, merge or consolidate into another Subsidiary or into a Borrower, provided that in any merger or consolidation involving a Borrower or a Guarantor, such Borrower or Guarantor, respectively, shall be the surviving entity.
6.4
Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.
6.5
Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income therefrom, including the sale of any Accounts, except for Permitted Liens, or otherwise permit any Collateral not to be subject to the first priority security interest granted herein, except in connection with Permitted Liens permitted to have priority over the Lien pursuant to the Loan Documents.
6.6
Maintenance of Collateral Accounts. Maintain any Collateral Account except in compliance with requirements of applicable Loan Documents.
6.7
Distributions; Investments. Pay any dividends or make any distribution or payment on any capital stock of a Loan Party  or redeem, retire or purchase any Equity Interests of a Loan Party or directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments; provided, however, that notwithstanding the foregoing, so long as there does not exist an Event of Default, or an Event of Default would not result therefrom: (a) any Subsidiary of a Borrower may pay dividends or make other distributions to such Borrower, (b) any Borrower may pay dividends or make other distributions to its equityholders in an amount not to exceed $60,000 per month in the aggregate provided that (i) there is sufficient available cash of such Borrower to make such distributions and (ii) outstanding payables of Borrowers are being paid in the Ordinary Course of Business and collections of Borrowers’ accounts are being made in the Ordinary Course of Business and (b) if either (i) at any time and so long as any Loan Party, if a corporation, has maintained in effect a valid election to have its income taxed for federal income tax purposes under Subchapter “S” of the pertinent section of the IRC, or (ii) any Loan Party is not a corporation, and the owners of its Equity Interests are directly responsible for the payment of taxes on income of such Loan Party, then such Loan Party may make distributions from time to time to the owners of its Equity Interests based on their respective federal, state and municipal income tax liability in respect of that portion of such Loan Party’s income attributed to them each year for federal income tax purposes.

6.8
Transactions with Affiliates. Directly or indirectly enter into, amend, modify or permit to exist any material transaction with any Affiliate of a Loan Party, except for transactions that are in the Ordinary Course of Business and on fair and reasonable terms (taken as a whole)  that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person; provided, any transaction that results in payments to an affiliate in excess of $100,000 per year shall require the prior written consent of the Required Lenders; provided that, in no event shall any Loan Party permit to exist any transaction involving Indebtedness with an Affiliate, unless such transaction has been disclosed to the Agent prior to the date hereof.
6.9
Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt; or (b) amend any provision in any document relating to the Subordinated Debt, in each case, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject.
6.10
Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; take any action or fail to take any action (or suffer any other Person to do so), to the extent the same would cause the representations set forth in Section 4.11(c) to be untrue, in any material respect; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply, in all material respects, with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any material liability of a Loan Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
6.11
Fundamental Changes
. No Borrower will, nor will any Borrower permit any Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)
any Subsidiary may merge with a Borrower, provided that such Borrower shall be the continuing or surviving Person;
(b)
any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to another Subsidiary; and
(c)
any Subsidiary may dissolve, liquidate or wind up its affairs if it owns no material assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its existence and good standing.
6.12
Certain Restrictive Agreements
. No Borrower will, and no Borrower will permit any Subsidiary to, enter into any contractual obligation (other than this Agreement or any other Loan Document) that, directly or indirectly, (a) limits the ability of (i) any Subsidiary to make Restricted Payments to any Borrower or to otherwise transfer property to any Borrower, (ii) any Subsidiary to Guarantee Indebtedness of the Borrowers or (iii) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
6.13
Changes in Nature of Business.  The Borrowers will not, and will not permit any Subsidiary to, engage to any material extent in any business other than those businesses conducted by the Borrowers and their respective Subsidiaries on the date hereof or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.
6.14
Modification of Organizational Documents. The Borrowers will not permit the charter, by-laws or other organizational documents of Borrower Representative or any other Loan Party or Subsidiary to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of Agent or any Lender.
6.15
Preferred Stock Documents.  Amend, modify, supplement, restate, waive or terminate, or grant any consent or election under, or permit Big Digital Energy, Inc. to amend, modify, supplement, restate, waive or terminate, any certificate of designation, securities purchase agreement, subscription agreement, registration rights agreement, warrant or other document governing, evidencing or relating to the BGDE Preferred Stock or the BGDE Warrants (collectively, the “Preferred Stock Documents”), in each case without the prior written consent of Agent.
7.
EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
7.1
Payment Default.  Any Loan Party fails to (a) make any payment of principal or interest on any Loan when due; provided that such failure shall not constitute an Event of Default unless such failure continues for a period of three (3) Business Days after such payment is due (the “Payment Grace Period”), and provided, further, that the Payment Grace Period may be utilized no more than one (1) time in any calendar year; or (b) pay any other Obligations when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing beyond the stated cure period for such payment, or, if no cure period, for three (3) Business Days after such Obligations are due and payable.
7.2
Covenant Default.
(a)
A Loan Party fails or neglects to perform (i) any obligation in Sections 2.2(d), 2.7, 5.2(k), 5.2(n),  5.5, 5.8, 5.10, 5.14 or violates any covenant in Section 6 or (ii) any obligation in Sections 5.2 (other than clause (k) or (n) thereof) or 5.4 and in case of this clause (ii), such failure continues for a period of five (5) Business Days.

(b)
A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in Section 7.2(a)) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen (15) days after the earlier of: (i) notice of the occurrence thereof has been given to the Borrower Representative by the Agent or (ii) the date which a Loan Party knew or would reasonably be expected to have known thereof.
7.3
Material Adverse Effect.  An event or circumstance has occurred which could reasonably be expected to have a Material Adverse Effect.
7.4
Attachment; Levy; Restraint on Business.
(a)
(i) The service of process seeking to attach, by trustee, receiver or similar process, any funds of a Loan Party or of any of its Subsidiaries (other than funds held in an Excluded Account), or (ii) a notice of Lien or levy, in each case in excess of $200,000 is filed against assets of any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within 30 days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise).
(b)
(i) Any Collateral is attached, seized, levied on, or comes into possession of a trustee or receiver and such attachment, seizure or levy has not been removed, discharged or rescinded 15 days, or (ii) any court order enjoins, restrains, or prevents a Loan Party or any of its Subsidiaries from conducting all or any material part of its business.
7.5
Insolvency.  (a) A Loan Party or any of its Subsidiaries, as a whole, is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent, or the realizable value of the Loan Parties’ assets is less than the aggregate sum of the liabilities of the Loan Parties; (b) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within sixty (60) consecutive days (but no Term Loans shall be made while any of the conditions described in this Section 7.5 exist and/or until any Insolvency Proceeding is dismissed).
7.6
Other Agreements.  There is, under any agreement to which a Loan Party or any of its Subsidiaries is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of $200,000 (except if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a Subordination Agreement and subject to any applicable cure period); or (b) any breach or default with respect to any agreement representing an aggregate value in excess of $200,000 continuing beyond any notice or cure period by a Loan Party or a Subsidiary of such Loan Party.
7.7
Judgments; Penalties.
(a)
One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, in excess of $200,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified and the insurer has confirmed in writing its responsibilities to cover such amounts) shall be rendered against a Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within ninety (90) consecutive days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal.

(b)
a Loan Party, a Subsidiary of a Loan Party or any officer of director of a Loan Party or Subsidiary of a Loan Party shall be indicted, convicted or have a judgment entered against it (including in a settled action) for any intentional or willful violation of either (i) state or federal laws or (ii) any anti-fraud provisions of state or federal securities law.
7.8
Misrepresentations.  Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Agent or any Lender or to induce Agent or any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.
7.9
Subordinated Debt.  Any Subordination Agreement governing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any party thereto shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further obligation thereunder, or any Liens securing the Obligations shall for any reason not have the priority contemplated by this Agreement.
7.10
Guaranty.  Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect.
7.11
ERISA Event.  An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount.
7.12
Invalidity.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or a Borrower or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or a Borrower denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document.
7.13
Indictment. Any Loan Party or any director, general partner, managing member, manager or senior officer of a Loan Party (a) is indicted for any felonious criminal offense related to the performance of its activities under this Agreement or the other Loan Documents or related to the Borrower’s business or (b) is criminally indicted or convicted under any law that may reasonably be expected to lead to a forfeiture of any property of a Loan Party having a fair market value in excess of $200,000.
7.14
Preferred Stock Documents.  Any Preferred Stock Document is amended, modified, supplemented, restated, waived or terminated, or any consent or election is granted thereunder, without the prior written consent of Agent, or any provision of any Preferred Stock Document otherwise ceases to be in full force and effect.

7.15
BGDE Shareholder Equity.  The stockholders’ equity of Big Digital Energy, Inc. is less than $5,000,000 as of the last day of any fiscal quarter, Big Digital Energy, Inc. fails to comply with the minimum stockholders’ equity requirement under the Preferred Stock Documents (as determined by the Agent), or the BGDE Preferred Stock or its conversion feature is classified as a liability or derivative liability in a manner that reduces such stockholders’ equity below $5,000,000 (as determined by the Agent).
7.16
BGDE Insolvency; Triggering Event.  (a) Big Digital Energy, Inc., generally fails to pay, or admits in writing its inability to pay, its debts (including trade debts) as they become due or otherwise becomes insolvent, or the realizable value of Big Digital Energy, Inc.’s assets is less than the aggregate sum of the liabilities of Big Digital Energy, Inc.; (b) Big Digital Energy, Inc. or any of its Subsidiaries begins an Insolvency Proceeding; (c) an Insolvency Proceeding is begun against Big Digital Energy, Inc. or any of its Subsidiaries and is not dismissed or stayed within sixty (60) consecutive days; or (d) there occurs a Triggering Event under the Preferred Stock Documents.
7.17
BGDE Judgment; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money are rendered against Big Digital Energy, Inc. after the Closing Date which, individually or in the aggregate, exceed the lesser of (x) $400,000 and (y) 10% of net assets of Big Digital Energy, Inc., as shown on its most recently delivered quarterly or annual financial statements, in each case, to the extent not covered in writing by independent third party insurance from a recognized insurance company, and such fine, penalty, judgment, order or decree remains unsatisfied, unpaid, unbonded or unstayed for sixty (60) days.
8.
Acceleration
8.1
Acceleration.  Upon the occurrence and during the continuance of an Event of Default, Required Lenders are entitled, to declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations are immediately due and payable without any action by the Required Lenders.)
9.
NOTICES
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) when sent by electronic mail transmission, when transmitted; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Agent, Lenders and Loan Parties may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 9.

If to Loan Parties:	SIX THIRTY AI, LLC 5473 Blair Road, Suite 100 PMB 553663, Dallas, TX 75231 Attention : Anna Kirby E-mail :
With a copy to (which shall not constitute notice):	WICK PHILLIPS GOULD & MARTIN, LLP 3131 McKinney Avenue, Suite 500 Dallas, Texas 75204 Attention : Steven Rubin E-mail :
If to Agent:	YA II PN, LTD. 1012 Springfield Ave Mountainside, NJ 07092 Attention: Troy Rillo Email:
With a copy to (which shall not constitute notice):	HAYNES AND BOONE, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 Attention: Greg Kramer E-mail:

If to Lender	The address and e-mail address of such Lender set forth on its signature page to this Agreement.

10.
CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.  Each Loan Party hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent or any Lender from enforcing a judgment or other court order in favor of Agent or any Lender in any other forum.  Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Loan Party at the address set forth in, or subsequently provided by such Loan Party in accordance with, Section 9 and that service so made shall be deemed completed upon the earlier to occur of Loan Parties’ actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid.  Each Loan Party hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH Loan Party AGREES THAT IT SHALL NOT SEEK FROM Agent OR ANY lender UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
This Section 10 shall survive the termination of this Agreement.
11.
GENERAL PROVISIONS
11.1
Termination Prior to Term Loan Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their express terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and all commitments to extend credit pursuant to this Agreement have terminated.
11.2
Successors and Assigns.
(a)
Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Loan Party may assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion).  Each Lender has the right, without the consent of or notice to Loan Parties, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof).
(b)
Assignment by Lenders.  Each Lender may at any time assign to one or more eligible assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitment and the Term Loans at the time owing to it), subject to any restrictions on such assignment set forth in clause (a) above and the other Loan Documents.  Each such Lender shall notify the Agent of such assignment and deliver to the Agent a copy of any assignment and assumption agreement entered into in connection thereto.

(c)
Register; Participant Register.  Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts (and stated interest) of the Term Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Loan Parties, any Lender and Agent at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, Agent (in its capacity as administrative agent) shall have no responsibility for maintaining a Participant Register.
11.3
Indemnification.  Each Loan Party agrees to indemnify, defend and hold Agent and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any third party in connection with the transactions contemplated by the Loan Documents, except for Claims and/or losses to the extent directly caused by or resulting from, (x) such Indemnified Person’s gross negligence or willful misconduct and (y) any dispute solely among Indemnified Persons. This Section 11.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run and, for the avoidance of doubt, shall survive the resignation or replacement of Agent. This Section 11.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.4
Borrower Liability. Each Borrower hereunder shall be jointly and severally obligated to repay all Term Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Term Loans.  Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Agent to: (i) proceed against any Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy.  Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.  Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Agent, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.
11.5
Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.
11.6
Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
11.7
Correction of Loan Documents.  Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties with ten (10) days prior written notice to Borrower Representative.
11.8
Amendments in Writing; Waiver; Integration.  No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective except, pursuant to an agreement in writing by the parties thereto, and in case of this Agreement, pursuant to an agreement in writing entered into by Loan Parties, Agent and the Required Lenders. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.

11.9
Counterparts; Electronic Execution of Documents. This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is of the same force and effect as an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.  Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be as effective as delivery of an original executed counterpart of such Loan Document.
11.10
Confidentiality.  Agent and each Lender agree to use the same degree of care that it exercises with respect to its own proprietary information, to maintain the confidentiality of any and all proprietary, trade secret or confidential information provided to or received by Agent or any such Lender from the Loan Parties, which indicates that it is confidential or would reasonably be understood to be confidential, including business plans and forecasts, non-public financial information, confidential or secret processes, formulae, devices and contractual information, customer lists, and employee relation matters, provided that, Agent and each Lender may disclose such information to its officers, directors, employees, attorneys, investors, partners, consultants, accountants, affiliates, participants in the Term Loans, prospective participants in the Term Loans, assignees and prospective assignees of all or part of the Term Loans (provided that such applicable Person is subject to confidentiality obligations no less restrictive than the provisions of this Section 11.10), and such other Persons to whom Agent and any Lender shall at any time be required to make such disclosure in accordance with applicable law, and provided that, the foregoing provisions shall not apply to disclosures made by Agent and any Lender in its good faith business judgment in connection with the enforcement of its rights or remedies after an Event of Default.  The confidentiality agreement in this Section supersedes any prior confidentiality agreement of Agent and any Lender relating to the Loan Parties.
11.11
Borrower Representative.  Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Loan).  Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) Agent and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them).  Borrowers must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with Agent or any Lender, such Borrower shall do so through Borrower Representative.
11.12
Captions.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
11.13
Construction of Agreement.  The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

11.14
Relationship.  The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement.  The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
11.15
Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
11.16
Appointment of Agent.
(a)
Each Lender hereby appoints Agent to act on behalf of Lenders as administrative agent under this Agreement and the other Loan Documents and appoints Agent to act on behalf of Lenders as collateral agent, and to hold and enforce any and all Liens on the Collateral granted pursuant thereto by the applicable Loan Parties to secure the Obligations.  The provisions of this Section 11.16 are solely for the benefit of Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement, Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.
(b)
If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders, and Agent shall incur no liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders.
(c)
Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more subagents appointed by Agent.  Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties.  The exculpatory provisions of this Section 11.16 shall apply to any such subagent and to the related parties of Agent and any such subagent.  Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.

(d)
Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  Without limitation of the generality of the foregoing, Agent:  (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email) believed by it to be genuine and signed or sent by the proper party or parties.
(e)
With respect to its Commitments and Term Loans hereunder, Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or Commitments hereunder).  Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if Agent was not Agent and without any duty to account therefor to Lenders.  Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
(f)
Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.  Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Term Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

(g)
Each Lender agrees to indemnify Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by the Loan Parties.
(h)
Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrowers. Upon any such resignation, Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after Agent’s giving notice of resignation, then Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least $300,000,000.  If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as Lenders appoint a successor Agent as provided above.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent.  Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning Agent shall continue.  After any resigning Agent’s resignation hereunder, the provisions of this Section 11.16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, as long as Yorkville is a Lender pursuant to this Agreement, YA II PN, LTD. shall not resign as Agent unless a successor Agent is appointed concurrently with such resignation, which successor Agent shall have the wherewithal to perform, and shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent under this Agreement and the other Loan Documents.

(i)
In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, with the prior written consent of Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due.  Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations.  Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Term Loans made or other Obligations held by other Lenders or holders may exercise all rights of set‑off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Term Loans and the other Obligations in the amount of such participation.  Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.
(j)
Nothing in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.  To the extent that Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.
(k)
Reserved.
(l)
If Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other Person, without set‑off, counterclaim or deduction of any kind.
(m)
Agent will make reasonable efforts to provide Lenders with any written notice of Event of Default received by Agent from, or delivered by Agent to, any Loan Party.  Lenders shall not be deemed to have knowledge or notice of the occurrence of any Event of Default hereunder unless such Lender has received written notice from the Agent.

(n)
Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent at the request of Required Lenders.
(o)
Agent shall promptly provide Required Lenders any and all statements, reports and certificates received in accordance with Section 5.2 of this Agreement.
12.
GUARANTY
12.1
Guaranty.  Each Guarantor, who has executed this Agreement as of the date hereof, together with each Loan Party who accedes to this Agreement as a Guarantor after the date hereof pursuant to Section 5.9 hereby, jointly and severally, unconditionally and irrevocably, guarantees the prompt and complete payment and performance by Borrowers and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.  In furtherance of the foregoing, and without limiting the generality thereof, each Guarantor agrees as follows:
(a)
each Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any exercise or enforcement of any remedy of any Secured Party or that any Secured Party may have against a Borrower, or any other Guarantor or other Person liable in respect of the Obligations, or all or any portion of the Collateral; and
(b)
Agent, on behalf of Lenders, may enforce this guaranty notwithstanding the existence of any dispute between any Secured Party and any Loan Party with respect to the existence of any Event of Default.
12.2
Maximum Liability.  Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal or state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 12.5).
12.3
Termination.  The guaranty pursuant to this Section 12 shall remain in full force and effect until the date the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) have been paid in full in cash, and all commitments to extend credit have been terminated.

12.4
Unconditional Nature of Guaranty. No payment made by a Borrower, Guarantor, any other guarantor or any other Person or received or collected by any Secured Party from a Borrower, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the date the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are paid in full in cash .
12.5
Right of Contribution
(a)
If in connection with any payment made by any Guarantor hereunder any rights of contribution arise in favor of such Guarantor against one or more other Guarantors, such rights of contribution shall be subject to the terms and conditions of this Section 12.5. The provisions of this Section 12.5 shall in no respect limit the obligations and liabilities of any Guarantor pursuant to the Loan Documents, and each Guarantor shall remain liable for the full amount guaranteed by such Guarantor hereunder.
(b)
Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against any Loan Party or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party in respect of payments made by such Guarantor hereunder, in each case, until the Obligations are paid in full and all commitments to extend credit have been terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the time that the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are paid in full and all commitments to extend credit have been terminated, such amount shall be held by such Guarantor in trust for the ratable benefit of the Secured Parties, shall be segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to Agent, if required), to be applied to the Obligations, irrespective of the occurrence or the continuance of any Event of Default.
12.6
Amendments, etc. with respect to the Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and this Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with their respective terms, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee pursuant to this Section 12 or any property subject thereto.

12.7
Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consent. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guaranty contained in this Section 12 or acceptance of this guaranty. The Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty.  All dealings between Borrowers, Guarantors and any Secured Party shall be conclusively presumed to have been had or consummated in reliance upon this guaranty.  Each Guarantor further waives:
(a)
diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the other Guarantors with respect to the Obligations;
(b)
the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations;
(c)
any defense arising by reason of any lack of corporate or other authority or any other defense of any Borrower, such Guarantor or any other Person;
(d)
any defense based upon errors or omissions by any Secured Party in the administration of the Obligations;
(e)
any rights to set-offs and counterclaims;
(f)
any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against any Borrower or any other obligor of the Obligations for reimbursement; and
(g)
without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.
Each Guarantor understands and agrees that the guarantee contained in this Section 12 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Loan Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of such Guarantor under this guaranty, in bankruptcy or in any other instance, (iv) any Insolvency Proceeding with respect to any Loan Party or any other Person, (v) any merger, acquisition, consolidation or change in structure of any Loan Party or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or Equity Interests of any Loan Party or any other Person, (vi) any assignment or other transfer, in whole or in part, of Secured Parties’ interests in and rights under this Agreement or the other Loan Documents, including the right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and to any of the Collateral, (vii) any Secured

Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to any of the Obligations, and (viii) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Obligations or any other indebtedness, obligations or liabilities of any Guarantor to Secured Parties.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Secured Parties may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Loan Party or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto.  Any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Loan Party or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Loan Party or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

12.8
Modifications of Obligations.  Each Guarantor further unconditionally consents and agrees that, without notice to or further assent from any Guarantor:  (a) the principal amount of the Obligations may be increased or decreased and additional indebtedness or obligations of a Borrower or any other Persons under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise; (b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise; (c) the time for a Borrower’s (or any other Loan Party’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the applicable Secured Party may deem proper; (d) in addition to the Collateral, Secured Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (e) Secured Parties may discharge or release, in whole or in part, any other Guarantor or any other Loan Party or other Person liable for the payment and performance of all or any part of the Obligations, and subject to Section 11.8, may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall any Secured Party be liable to any Guarantor for any failure to collect or enforce payment or performance of the Obligations from any Person or to realize upon the Collateral, and (f) Secured Parties may request and accept other guaranties of the Obligations and of any other indebtedness, obligations or liabilities of a Borrower or any other Loan Party to any Secured Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in each case (a) through (f), as the applicable Secured Parties may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.
12.9
Reinstatement.  The guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.
12.10
No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which any Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
12.11
Enforcement Expenses; Indemnification. Each Guarantor agrees to pay or reimburse Secured Parties for all its documented and reasonable costs and out-of-pocket expenses actually incurred in collecting against such Guarantor under this guaranty or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel provided that no Guarantor shall be liable for indemnification of any expenses under this Section 12.11 to the extent such expenses arise as a result of the gross negligence or willful misconduct of a Secured Party.
13.
APPOINTMENT RIGHTS
The Parties agree, that after the occurrence of an Event of Default described in Section 7, the Agent may, at its option, require the Borrowers to hire (at the Borrowers’ expense) and appoint a financial consultant (selected by Borrowers and acceptable to the Agent) until otherwise agreed in writing by the Agent. The financial consultant shall oversee and direct the Borrowers’ finance and accounting department, prepare financial reports and forecasts requested by the Agent, review the Borrowers’ business and financial operations and perform such other analysis as requested by the Borrowers or the Agent. The financial advisor shall be fully authorized to provide the Agent with any and all information concerning the business and affairs of the Borrowers and to discuss the business and affairs of the Borrowers directly with the Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.
BORROWER REPRESENTATIVE:
Six Thirty AI, LLC, as a Borrower and a Guarantor By Name: Title:

BORROWERS AND GUARANTORS:
Giga V Mustang LLC, as a Borrower and a Guarantor By Name: Title:

Giga 12 Manning LLC, as a Borrower and a Guarantor

By
Name:
Title:

Giga 11 Wallis LLC , as a Borrower and a Guarantor

By
Name:
Title:

Wildcat Data Infrastructure 1 LLC, as a Borrower and a Guarantor

By
Name:
Title:

By
Name:
Title:

AGENT: YA II PN, LTD. By: Yorkville Advisors Global LP, its Investment Manager By: Yorkville Advisors Global LLC, its General Partner By Name: Troy Rillo Title: Member
LENDER: YA II PN, LTD. By: Yorkville Advisors Global LP, its Investment Manager By: Yorkville Advisors Global LLC, its General Partner By Name: Troy Rillo Title: Member

EXHIBIT A
DEFINITIONS
As used in this Agreement, the following capitalized terms have the following meanings:
“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Loan Party.
“Account Control Agreement” means any control agreement entered into among the depository institution at which a Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Borrower maintains a Securities Account or a Commodity Account, one or more Borrowers, and Agent pursuant to which Agent, for the benefit of Lenders, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account, in each case in form and substance satisfactory to Agent.
“Affiliate” means, with respect to any Person, each other Person that controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and, solely for the purpose of Sections 6 and 7, each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
“Agreement” has the meaning set forth in the preamble.
“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.
“Applicable Rate” means 0% per annum.
“BGDE Common Stock” means the “Common Stock” of Big Digital Energy, Inc. as defined in the Certificate of Designations.
“BGDE Preferred Stock” means the Series D Convertible Preferred Stock of Big Digital Energy, Inc. in which the Borrower invests with the proceeds of the Term Loans, having a liquidation value of $1,000 per share and convertible into BGDE Common Stock.
“BGDE Warrants” means the warrants to purchase BGDE Common Stock issued in connection with the BGDE Preferred Stock and assigned by the Borrower to the Lenders as provided in Section 2.4.
“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person. Unless the context otherwise requires, each reference to a Board herein shall be a reference to the Board of Borrower Representative.

“Books” means, in respect of a Loan Party, all of such Loan Party’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.
“Borrower” and “Borrowers” has the meaning set forth in the preamble.
“Borrower Representative” has the meaning set forth in the preamble.
“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed.
“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof having maturities of not more than six (6) months from the date of acquisition; (b) certificates of deposit issued by any bank with assets of at least One Billion dollars ($1,000,000,000) maturing no more than six (6) months from the date of investment therein; and (c) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) and (b) of this definition.
“Certificate of Designations” has the meaning given in in the Securities Purchase Agreement.
“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in: (a) the holders of a Loan Party’s Equity Interests who were holders of Equity Interest as of the Closing Date, ceasing to own at least fifty-one percent (51%) of the Voting Stock of such Loan Party; (b) any person or group becoming the beneficial owner, directly or indirectly, of a sufficient number of Equity Interests of a Loan Party ordinarily entitled to vote in the election of directors, empowering such person or group to elect a majority of the members of the Board of such Loan Party, who did not have such power before such transaction; or (c) the transfer of all or substantially all assets of a Loan Party except where such transfer is to a Borrower; or (d) a Loan Party ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary.
“Claims” has the meaning set forth in Section 11.3.
“Closing Date” has the meaning set forth in the preamble.
“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York.
“Collateral” means any and all assets of any Loan Party subject to a security interest, pledge, charge or other encumbrance pursuant to a Loan Document to secure the Obligations.
“Collateral Account” means any Deposit Account, Securities Account or Commodity Account of a Loan Party.

“Commitment” means, as to any Lender, the aggregate principal amount of Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.
“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit B.
“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.
“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” has the meaning set forth in Section 2.3(b).
“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.
“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, including all common law, relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions, discharges to waste or public systems and health and safety matters.
“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Laws, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of provisions relating to Section 412 of the IRC or Section 302 of ERISA).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by a Loan Party or any ERISA Affiliate to meet all applicable requirements under the

Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by a Loan Party or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the IRC or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the IRC or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate; (j) the engagement by a Loan Party or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon a Loan Party pursuant to Section 430(k) of the IRC or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the IRC.
“Event of Default” has the meaning set forth in Section 7.
“Exchange Cap” has the meaning set forth in Section 2.8.
“Exchange Shares” has the meaning set forth in Section 2.7.
“Excluded Accounts” has the meaning set forth in the Security Agreement.
“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, and (b) other locations where, in the aggregate for all such locations, less than one hundred thousand dollars ($100,000) of Collateral is located, provided that the chief executive office or principal place of business of any Borrower shall not constitute an Excluded Location.
“Face Amount” means, with respect to the BGDE Preferred Stock, the stated liquidation value of $1,000 per share thereof, as set forth in the Certificate of Designations.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.
“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by a Loan Party or any Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Agent and Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization established by statute.
“Guarantor” has the meaning set forth in the preamble.
“Guaranty” means any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.
“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services (excluding trade payables that are not past due), (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, (e) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not or would not constitute a liability on the balance sheet of the Person incurring such obligation (such as merchant cash advances), (f) Contingent Obligations in respect of any of the obligations set forth in clauses (a) through (e) of this definition.
“Indemnified Person” has the meaning set forth in Section 11.3.
“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, proceedings seeking an order to stay the rights of creditors, or proceedings seeking reorganization, arrangement, or other relief.
“Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), all of such Loan Party’s or Subsidiary’s right, title, and interest in and to the following:

(a)
its Copyrights, Trademarks and Patents;
(b)
any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
(c)
any and all source code;
(d)
any and all design rights which may be available to such Person;
(e)
any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)
all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.
“Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.
“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all or a material portion of the assets or properties of another Person.
“IRC” means the Internal Revenue Code of 1986, as amended.
“Agent” has the meaning set forth in the preamble.
“Lender” has the meaning set forth in the preamble.
“Lender Expenses” means (a) all fees and expenses as provided in Section 2.3(b), (b) fees, costs, and expenses (including reasonable, documented and out-of-pocket attorneys’ fees and expenses), of Agent or Lenders for preparing, amending, negotiating, administering, filing or recording any Loan Document (including financing statements), including filing or recording fees, public record searches, notarization, courier and messenger services, real estate surveys, background checks, title policies and endorsements and environmental audits, (c) reasonable, documented and out-of-pocket fees and expenses of Agent or any Lender in connection with any field examination, audit, appraisal or valuation permitted under the Loan Documents, (d) all reasonable, documented and out-of-pocket costs and expenses (including taxes and insurance premiums) required to be paid by a Loan Party or any of its Subsidiaries under any Loan Document that are paid or advanced by Agent or any Lender, and (e) any documented and out of pocket expenses of Agent or any Lender (including reasonable attorneys’, accountants’, consultants’ and other advisors’ fees and expenses) incurred in connection with terminating, defending or enforcing the Loan Documents (including during the continuance of an Event of Default) or in connection with the enforcement, protection or realization upon the Collateral (including, without limitation, those incurred in connection with any appeal, Insolvency Proceeding, “workout” or “restructuring” concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the

Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought), or otherwise incurred with respect to a Loan Party or in connection with the transactions contemplated by the Loan Documents.
“Letter Agreement” means that certain Letter Agreement Regarding Pledge, Transfer and Assignment of Series D Preferred Stock and Warrants, dated as of the date hereof, by and among BGDE, Borrower Representative, and the Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest, hypothec or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Security Documents, the Warrant, the Account Control Agreements, any Subordination Agreement, the Letter Agreement, any note, or notes, any guaranty or guaranties including any personal or subsidiary guaranties executed by a Loan Party, and any other present or future agreement by a Loan Party with or for the benefit of Agent or any Lender in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time.
“Loan Party” or “Loan Parties” means, each Borrower from time to time party hereto, and any Guarantor, if any.
“Margin Stock” has the meaning set forth in Section 4.11(c).
“Material Adverse Effect” means (a) a material impairment in the perfection or priority of the Lien in the Collateral pursuant to the Loan Documents to which any Loan Party is a party; (b) a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of the Borrowers as a whole; (ii) the ability of any Loan Party to perform its  obligations under the Loan Documents; or (iii) the ability of the Agent and/or the Lenders to enforce any of their rights or remedies with respect to any Obligations.
“Maximum Rate” has the meaning set forth in Section 2.3(c).
“Membership Interest Pledge Agreement” means that certain Membership Interest Pledge Agreement, dated as of the date hereof, by and among, Rightway Ground LLC, PM Squared, LLC, and Endeavor Blockchain, LLC, each as pledgors, in favor of Agent, as secured party, as amended, restated, supplemented or otherwise modified from time to time.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, during the preceding five plan years has made or been obligated to make contributions, or has any liability.
“Multiple Employer Plan” means a Plan with respect to which a Loan Party or any ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Term Loans when due, including principal, interest, fees, Lender Expenses, any other amounts due to be paid by a Borrower or any other Loan Party, and each Loan Party’s obligation to perform its duties under the Loan Documents (including the Warrant), and any other debts, liabilities and other amounts any Loan Party owes to any Lender at any time under the Loan Documents or otherwise in connection therewith including, without limitation, interest or Lender Expenses accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Loan Party assigned to any Lender, which shall be treated as secured or administrative expenses in the Insolvency Proceedings to the extent permitted by applicable law.
“OFAC” has the meaning set forth in Section 4.11(d).
“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Closing Date and, (a) if such Person is a corporation, its bylaws or Articles of Association  in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.
“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.
“Original Issue Discount” has the meaning set forth in Section 2.4.
“Ownership Limitation” means the 4.99% beneficial ownership limitation applicable to conversions of the BGDE Preferred Stock under the Certificate of Designations governing the BGDE Preferred Stock.
“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.
“Payment Date” means the last Business Day of each calendar month.
“Pension Funding Rules” means the rules of the IRC and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the IRC and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the IRC.
“Perfection Certificate” has the meaning set forth in Section 4.1.
“Permitted Discretion” shall mean a determination made in the exercise from the perspective of a secured lender of commercially reasonable business judgment.
“Permitted Indebtedness” means:
(a)
each Borrower’s Indebtedness under this Agreement and the other Loan Documents;
(g)
Indebtedness existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of such type of Indebtedness is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent such Indebtedness is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Indebtedness shall not constitute Permitted Indebtedness after such repayment, and (iii) to the extent any such Indebtedness is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Indebtedness shall be permitted only to the extent the applicable Subordination Agreement is in effect;
(h)
Subordinated Debt;
(i)
Indebtedness secured by Liens permitted under clause (c) or (g) of the definition of “Permitted Liens” hereunder;
(j)
reimbursement obligations in connection with letters of credit that are secured by cash or Cash Equivalents and issued on behalf of a Borrower or a Subsidiary thereof in an amount not to exceed one hundred thousand dollars ($100,000) at any time outstanding;
(k)
Indebtedness not otherwise permitted pursuant to this defined term, in an aggregate amount outstanding not exceeding two hundred thousand dollars ($200,000);
(l)
Indebtedness consisting of the financing of insurance premiums arising in the Ordinary Course of Business; and
(m)
Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case, incurred in the Ordinary Course of Business.

Notwithstanding the foregoing, no Indebtedness may be issued by any Loan Party in any Affiliates of any Loan Party except in accordance with Section 6.8 of this Agreement.

“Permitted Investments” means:
(a)
Investments (including, without limitation, Subsidiaries) existing on the Closing Date and shown on the Perfection Certificate;
(a)
Investments consisting of Cash Equivalents;
(b)
Investments among Borrowers;
(c)
Investments not to exceed one hundred thousand dollars ($100,000) outstanding in the aggregate at any time consisting of travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business;
(d)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;
(e)
Investments consisting of Deposit Accounts in which Agent has a perfected security interest as required by the terms of this Agreement and the other Loan Documents;
(f)
Investments in newly-formed Subsidiaries (other than Foreign Subsidiaries), provided that each such Subsidiary enters into a guaranty or becomes a Borrower and grants Agent a first ranking lien and security interest in substantially all of its assets in accordance with Section 5.9; and
(g)
Investments not otherwise permitted pursuant to this defined term, in an aggregate amount not to exceed two hundred thousand dollars ($200,000) per fiscal year.

Notwithstanding the foregoing, no Investments may be made by any Loan Party in any Affiliates of any Loan Party except in accordance with Section 6.8 of this Agreement.
“Permitted Liens” means:
(a)
Liens arising under the other Loan Documents;

(a)
Liens existing on the Closing Date as shown on the Perfection Certificate, provided that (i) to the extent the amount of Indebtedness secured by such type of Lien is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent the Indebtedness secured by such a Lien is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Lien shall not constitute Permitted Lien after the repayment of the associated Indebtedness, and (iii) to the extent any such Lien is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Lien shall be permitted only to the extent the applicable Subordination Agreement is in effect;
(b)
purchase money Liens (i) on Equipment acquired or held by a Loan Party or Subsidiary thereof incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment, in each case, securing no more than two hundred thousand dollars ($200,000) in the aggregate amount outstanding;
(c)
Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which such Loan Party or Subsidiary maintains adequate reserves on its books;
(d)
Liens arising from leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property granted in the Ordinary Course of Business of such Person;
(e)
Liens of carriers, warehousemen, suppliers, mechanics, contractors or other Persons that are possessory in nature arising in the Ordinary Course of Business, securing liabilities in the aggregate amount not to exceed two hundred thousand dollars ($200,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(f)
deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; and
(g)
Liens not otherwise permitted pursuant to this defined term in an aggregate amount not to exceed two hundred thousand dollars ($200,000).
“Permitted Locations” means, collectively, the following locations where Collateral may be located from time to time: (a) locations identified in the Perfection Certificate or from time to time identified to Agent in accordance with applicable Loan Documents and (b) the Excluded Locations.
“Permitted Transfers” means:
(a)
sales of Inventory by a Borrowers or any of its Subsidiaries in the Ordinary Course of Business;
(h)
dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of such Borrower or Subsidiary, no longer economically practicable to maintain or useful;
(i)
transfers among Borrowers;

(j)
transfers consisting of the granting of Permitted Liens and the making of Permitted Investments; and
(k)
other transfers of assets having a fair market value of not more than two hundred thousand dollars ($200,000) per fiscal year.
Notwithstanding the foregoing, no dispositions or transfers of property may be made to Affiliates of any Loan Party except in accordance with Section 6.8 of this Agreement.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of a Loan Party or any Subsidiary, or any such plan to which a Loan Party or any Subsidiary is required to contribute on behalf of any of its employees or with respect to which a Loan Party has any liability.
“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Commitments of such Lender by (ii) the aggregate Commitments of all Lenders provided, that to the extent any Commitment has expired or been terminated, with respect to such Commitment, the applicable outstanding balance of the Term Loans made pursuant to such Commitment held by such Lender and all Lenders, respectively, shall be used in lieu of the amount of such Commitment, provided further, that with respect to all matters relating to a particular Loan, the Commitment or outstanding balance of the applicable Loan, shall be used in lieu of the aggregate Commitment or outstanding balance of all Term Loans in the foregoing calculation. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.
“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the aggregate principal amount of all Term Loans outstanding and the aggregate amount of all unfunded commitments to make Term Loans, at such date of determination.
“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Borrower Representative.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s shareholders, partners or members (or the equivalent Persons thereof).
“Secured Parties” means, collectively, Agent and each Lender.
“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.
“Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, by and among Borrower Representative, Loan Parties (other than any Guarantor that is an individual), and Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Security Documents” means the Security Agreement, the Membership Interest Pledge Agreement, the Letter Agreement, the Account Control Agreements, and all other security agreements, guarantees or other documents now or hereafter securing the Obligations, as they may be from time to time be amended, supplemented or restated, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Lender or Agent for the benefit of Agent, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.
“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the date hereof, between Big Digital Energy, Inc., and each purchaser identified on the signature pages thereto (the “Purchasers”), pursuant to which Big Digital Energy, Inc. has agreed to issue and sell to the Purchasers, and the Purchasers have agreed to purchase, 16,700 shares of the BGDE Preferred Stock and warrants to purchase shares of the Company's common stock, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Borrower or other Loan Party in each of its Subsidiaries.
“Stockholder Approval” has the meaning set forth in Section 2.8.
“Subordinated Debt” means Indebtedness on terms and to holders satisfactory to Agent and incurred by a Loan Party that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement.
“Subordination Agreement” means any subordination agreement in form and substance satisfactory to Agent entered into from time to time with respect to Subordinated Debt.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly.  Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower Representative.
“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any value added taxes, interest, additions to tax or penalties applicable thereto.
“Term Loan” means the loan made by Lenders to Borrowers pursuant to this Agreement.
“Term Loan Commitment” means, as to any Lender, the aggregate principal amount of Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.
“Term Loan Maturity Date” means June 30, 2027.
“Trademarks” means any trademark and service mark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.
“Triggering Event” has the meaning given such term in the Certificate of Designations governing the BGDE Preferred Stock.
“Voting Stock” means, with respect to any Person, all classes of Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managers (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
“Warrant” means, collectively, the BGDE Warrants assigned by the Borrower to the Lenders pursuant to the Loan Documents, as amended, modified, supplemented, extended or restated from time to time.

EXHIBIT B
COMPLIANCE CERTIFICATE

TO: YA II PN, LTD., as Administrative Agent Date: FROM: SIX THIRTY AI, LLC
Reference is made to that certain Loan and Guaranty Agreement, dated June__, 2026 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), by and among SIX THIRTY AI, LLC, a Delaware limited liability company (“Borrower Representative”, and collectively with each other Person from time to time party hereto as a borrower, collectively, “Borrowers”, and each, a “Borrower”) and each other party from time to time party thereto as a guarantor or otherwise acting as a guarantor with respect to the Obligations, collectively, “Guarantors” and each, a “Guarantor”), each lender from time to time party thereto (collectively, the “Lenders”, and each, a “Lender”), and YA II PN, LTD., as administrative agent and collateral agent for Lenders (in such capacity, together with its successors, “Agent”).  Capitalized terms have meanings as defined in the Agreement.
The undersigned authorized officer of Borrower Representative, hereby certifies in accordance with the terms of the Agreement as follows:
(1) Each Borrower is in compliance for the period ending

with all covenants set forth in the Agreement; (2) no Event of Default has occurred and is continuing; and (3) the representations and warranties in the Agreement are true and correct in all material respects on this date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.
The undersigned certifies that all financial statements delivered herewith are prepared in accordance with GAAP (other than, with respect to unaudited financials for the absence of footnotes and being subject to normal year-end adjustments), consistently applied from one period to the next or in accordance with such other principles or methods as are acceptable to Agent in its Permitted Discretion.
Please indicate compliance status by circling Yes/No under “Complies” column.

Has any Loan Party changed its legal name, jurisdiction of organization, chief executive office or principal place of business?  If yes, please complete details below:

_______________________________________________________________________

Yes	No

Have any new Subsidiaries been formed? If yes, please provide complete schedule below.	Yes	No

Have any new Deposit Accounts or Securities Accounts been opened? If yes, please complete schedule below.	Yes	No

Has any Loan Party added any new lease location, bailee location or other location where Collateral is maintained? If yes, please describe below:
_______________________________________________________________________

	Yes	No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

BORROWER REPRESENTATIVE: SIX THIRTY AI, LLC By: Name: Title:

EXHIBIT C
Form of
SECURED PROMISSORY NOTE

$[________________]	[_______ __, 20__]
FOR VALUE RECEIVED, the undersigned, Six Thirty AI, LLC, a Delaware limited liability company (“Borrower Representative,” and collectively with [____] and each other Person from time to time party hereto as a borrower, collectively, “Borrowers”, and each, a “Borrower”), hereby unconditionally, jointly and severally, promise to pay to [__________________________] (together with its successors and assigns, the “Holder”) at the times, in the amounts and at the address set forth in the Loan and Guaranty Agreement, dated as of [____], 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition have the meanings assigned to such terms in the Loan Agreement among Borrowers, the other Loan Parties party thereto, the Holder, any other lender from time to time party thereto (collectively, “Lenders”), and YA II PN, LTD., as administrative agent and collateral agent for Lenders (in such capacity, together with its successors and assigns, “Agent”)), the lesser of (i) the principal amount of [___________] Dollars ($[__________]) and (ii) the Holder’s Pro Rata Share of the aggregate outstanding principal amount of Term Loans made by Lenders to Borrowers according to the terms of Section 2.2 of the Loan Agreement. Borrowers further, jointly and severally, promise to pay interest in accordance with Section 2.3 of the Loan Agreement and any other fees or expenses (including Lender Expenses) when due from time to time pursuant to the Loan Agreement.  In no event shall interest hereunder exceed the Maximum Rate.  All payments of principal, interest and any other amounts due shall be made as set forth in Sections 2.2, 2.3 and 2.5 of the Loan Agreement.  Accordingly, the outstanding principal amount of the Term Loans may be less than the amount set forth in this Note.
The Obligations evidenced by this Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) are subject to acceleration in accordance with Section 8 of the Loan Agreement. Each Borrower hereby waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, protest and all other demands and notices except as required by the Loan Agreement in connection with the execution, delivery, acceptance, performance, default or enforcement of this Note.
This Note is secured by a security interest in the Collateral of the Loan Parties granted to the applicable Agent pursuant to the Loan Documents, for the ratable benefit of Lenders.
The terms of Section 11 of the Loan Agreement are incorporated herein, mutatis mutandis.
For purposes of Sections 1272, 1273 and 1275 of the IRC, this Note is being issued with “original issue discount.” Please contact [Borrower contact for Notice, Title, Borrower, Borrower address for notice or by telephone at [____] to obtain information regarding the issue price, issue date, amount of original issue discount and yield to maturity.
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IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed and delivered on the date set forth above by the duly authorized representative of such Borrower.

Six Thirty AI, LLC By Name: Title:

SCHEDULE 1
COMMITMENTS

LENDER	INITIAL TERM LOAN COMMITMENT
YA II PN, LTD.,	$16,700,000.00
TOTAL	$16,700,000.00

schedule 3
TAXES; INCREASED COSTS

1.
Defined Terms.  For purposes of this Schedule 3:
(a)
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
(b)
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office or business activities located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, United States withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law of the United States in effect on the date on which (x) such Lender acquires such interest in the Loan or Commitment or (y) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Schedule 3 and (iv) any withholding Taxes imposed under FATCA.
(c)
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.
(d)
“Foreign Lender” means a Lender that is not a U.S. Person.
(e)
“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Loan Parties under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.
(f)
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
(g)
“IRS” means the United States Internal Revenue Service.

(h)
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).
(i)
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
(j)
“Recipient” means Agent or any Lender, as applicable.
(k)
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
(l)
“Withholding Agent” means, individually, the Loan Parties.
2.
Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Loan Parties under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Loan Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Schedule 3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
3.
Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent, timely reimburse it for the payment of, any Other Taxes.
4.
Indemnification by the Loan Parties.  The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Schedule 3 or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Loan Parties by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.
Indemnification by Lenders.  Each Lender shall severally indemnify Agent, within 10 days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.2 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by Agent, as applicable, shall be conclusive absent manifest error.  Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent, as applicable, to Lenders from any other source against any amount due to Agent under this Section 5.
6.
Evidence of Payments.  As soon as practicable after any payment of Taxes by the Loan Parties to a Governmental Authority pursuant to the provisions of this Schedule 3, the Loan Parties shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
7.
Status of Lenders and Agent.
(a)
Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Loan Parties, at the time or times reasonably requested by the Loan Parties, such properly completed and executed documentation reasonably requested by the Loan Parties as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Recipient, if reasonably requested by the Loan Parties, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Loan Parties as will enable the Loan Parties to determine whether or not such Recipient is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Schedule 3 and such documentation that the Loan Parties demonstrate is required by law) shall not be required if in the applicable Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.
(b)
Without limiting the generality of the foregoing, in the event that any Loan Party is a U.S. Person,
(i)
any Lender that is a U.S. Person and Agent shall deliver to such Loan Party on or prior to the date on which Agent becomes a party to, or such Lender becomes a Lender under, this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party), executed copies of IRS Form W-9 certifying that Agent and any such Lender is exempt from U.S. federal backup withholding tax;

(ii)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Loan Party on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party or Agent), whichever of the following is applicable:
1.
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
2.
executed copies of IRS Form W-8ECI;
3.
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate, in form and substance reasonably acceptable to such Loan Party and Agent, to the effect that such Foreign Lender (or other applicable Person) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of such Loan Party within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to such Loan Party as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
4.
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(iii)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Loan Party on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Loan Party to determine the withholding or deduction required to be made; and

(iv)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to such Loan Party at the time or times prescribed by law and at such time or times reasonably requested by such Loan Party such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by such Loan Party as may be necessary for such Loan Party to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(a)
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Loan Parties and Agent in writing of its legal inability to do so.
1.
Increased Costs.  If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, the Loan Parties will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.
1.
Survival.  Each party’s obligations under the provisions of this Schedule 3 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Schedule 3.3
Post-Closing Obligations
  Within sixty (60) days after the Closing Date (or such longer period as the Agent (acting on the instructions of the Required Lenders) may agree), the Borrowers shall deliver or cause to be delivered to the Agent duly executed Account Control Agreements for all Collateral Accounts other than those Collateral Accounts where an Account Control Agreement has been previously delivered.
  Within thirty (30) days after the Closing Date (or such longer period as the Agent (acting on the instructions of the Required Lenders) may agree), the Borrowers shall deliver or cause to be delivered to the Agent certificates of insurance that satisfy the requirements of Section 5.4(a) of the Agreement.
  Within five (5) Business Days after the Closing Date (or such longer period as the Agent (acting on the instructions of the Required Lenders) may agree), the Borrowers shall deliver or cause to be delivered to the Agent the following:
(a) Searches (including UCC Lien, Tax Lien (Federal, state of formation, state of principal place of business, state of material operations) and intellectual property searches for all Loan Parties, and Lien searches for all pledgors, in each case in form and substance reasonably satisfactory to the Agent;
(b) the original Secured Promissory Note, together with a duly executed note power;
(c) the original certificates representing the BGDE Preferred Stock, accompanied by stock powers or other instruments of transfer duly executed in blank;
(d) a certificate of each Loan Party, duly executed by a Responsible Officer, certifying and attaching (i) the Certificates of Formation, (ii) the Operating Documents, (iii) resolutions duly approved by the Board (or the equivalent governing body), (iv) any resolutions, consent or waiver duly approved by the requisite holders of such Loan Party’s Equity Interests, if applicable, (v) a schedule of incumbency, and (vi) Good Standings;
(e) a completed Perfection Certificate, duly executed by a Responsible Officer of the Borrower Representative; provided, that notwithstanding the late delivery of such Perfection Certificate, the Agent (acting on the instructions of the Required Lenders) reserves the right not to permit any existing Indebtedness, Liens, agreements or other matters disclosed on the Perfection Certificate to remain outstanding or in effect, and/or to require any intercreditor agreements, Subordination Agreements, payoff letters or other agreements with respect to the matters disclosed therein as it may deem necessary or appropriate to effect the purposes of the Loan Documents and to preserve its rights and interests thereunder, in each case within ten (10) Business Days thereafter (or such later time as the Agent (acting on the instructions of the Required Lenders) may agree); and
(e) the Agent shall have received certificates of property and liability insurance from the Loan Parties naming the Agent as additional insured and loss payee thereof in form and substance reasonably satisfactory to Agent.

Schedule 4.9
Taxes

None.